Exhibit 33.3

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

SERVICER’S REPORT ON ASSESSMENT OF COMPLIANCE

Washington Mutual Mortgage Securities Corp. (the “Asserting Party”) is responsible for assessing compliance as of December 31, 2006 and for the period from January 1, 2006 through December 31, 2006 (the “Reporting Period”) of the Platform Transactions (as defined below) with the servicing criteria set forth in Item 1122(d) of Regulation AB (12 CFR part 229.1122) (“Item 1122(d)”), except the following criteria 1122 (d)(1)(iii), 1122 (d)(2)(i), 1122 (d)(2)(iii)-(iv), 1122 (d)(2)(vi), 1122 (d)(3)(i)(C), 1122 (d)(4)(i)-(iv), and 1122 (d)(4)(vi)-(xv), which we have concluded are either (i) not applicable to the servicing of the mortgage loans included in the Platform Transactions (each, a “Mortgage Loan”), or (ii) performed by other parties with respect to the Mortgage Loans (such criteria, after giving effect to the foregoing exceptions, the “Applicable Servicing Criteria”).  The transactions covered by this Servicer’s Assessment are those securitizations of pools of mortgage loans that were completed on or after January 1, 2006 and prior to January 1, 2007 for which the Asserting Party performed servicing functions set forth in Item 1122(d) and that included one or more classes of publicly offered securities registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform Transactions”).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period, using the Applicable Servicing Criterion, and has concluded that it has complied in all material respects with the Applicable Servicing Criteria with respect to the Mortgage Loans, except that, with respect to compliance with Item 1122 (d)(2)(vii)(B), two of twelve bank statement reconciliations examined were not prepared within 30 calendar days after the bank statement cutoff date, but were prepared within 30 calendar days after month end, which was 32 calendar days after the bank statement cutoff date.

Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Asserting Party’s assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

Dated:  February 22, 2007

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

By: /s/  Barbara Campbell

Name:  Barbara Campbell

Title:    First Vice President